Name of Registrant:	SunAmerica Series Trust
Name of Portfolio:	SunAmerica Growth Opportunities
Name of Sub Advisor:	"Morgan Stanley Investment Management, Inc. "Van Kampen"



Name of Issuer  	Nighthawk Radiology Holdings

Title of Security	Nighthawk Radiology Holdings

Date of First Offering	02/08/2006

Principal Amount of Total Offering	"$6,300,000"

Unit Price	$16.00

Underwriting Spread or Commission	$1.12 per share


Dollar Amount of Purchases	"$65,600 "

Number of Shares Purchased	"4,100 "

Years of Continuous Operation	The company has been in continuous operation for
greater than 3 years.

Percentage of Offering Purchased	0.065%
by Portfolio


Percentage of Portfolio Assets	0.21%
Applied to Purchase

Name(s) of Underwriter(s) or	Bank of America
Dealer(s) from whom Purchased

Underwriting Syndicate Members	N/A







Name of Registrant:	SunAmerica Series Trust
Name of Portfolio:	SunAmerica Growth Opportunities
Name of Sub Advisor:	"Morgan Stanley Investment Management, Inc. "Van Kampen"



Name of Issuer  	Chipotle Mexican Grill

Title of Security	Chipotle Mexican Grill

Date of First Offering	01/25/2006

Principal Amount of Total Offering	"$7,878,788"

Unit Price	$22.00

Underwriting Spread or Commission	$1.54 per share


Dollar Amount of Purchases	"$13,200 "

Number of Shares Purchased	600

Years of Continuous Operation	The company has been in continuous operation for
greater than 3 years.

Percentage of Offering Purchased	0.008%
by Portfolio


Percentage of Portfolio Assets	0.043%
Applied to Purchase

Name(s) of Underwriter(s) or	SG Cowen & Co.
Dealer(s) from whom Purchased

Underwriting Syndicate Members	N/A




Name of Registrant:	SunAmerica Series Trust
Name of Portfolio:	SunAmerica Balanced
	J.P. Morgan Investment Management Inc.



Name of Issuer  	Wachovia Bank Commercial Mortgage Trust 2006-C26 A3

Title of Security	"(WBCMT 2006-C26 A3 6.011% June 15, 2045) "

Date of First Offering	06/20/2006

Principal Amount of Total Offering	"$509,221,000"

Unit Price	$100.50

Underwriting Spread or Commission	0

Rating	AAA/AAA

Maturity Date	06/15/2045

Current Yield	N/A

Yield to Maturity	5.9864%

Subordination Features	30%

Total Par Value of Bonds Purchased	"$305,000 "

Dollar Amount of Purchases	"$306,514 "

Number of Shares Purchased	N/A

Years of Continuous Operation	The company has been in continuous operation for
greater than 3 years.

Percentage of Offering Purchased	0.06%
by Portfolio


Percentage of Portfolio Assets	0.13%
Applied to Purchase

Name(s) of Underwriter(s) or	Wachovia Securities LLC
Dealer(s) from whom Purchased

Underwriting Syndicate Members	N/A







Name of Registrant:	SunAmerica Series Trust
Name of Portfolio:	SunAmerica Balanced
	J.P. Morgan Investment Management Inc.



Name of Issuer  	Credit Suisse Mortgage Capital Securities

Title of Security	CSMC 2006-C3 A3

Date of First Offering	06/21/2006

Amount of Total Offering	"$826,000,000"

Unit Price	$99.91

Underwriting Spread or Commission	0

Rating	AAA/AAA

Maturity Date	06/15/2038

Current Yield	5.650%

Yield to Maturity	5.964%

Subordination Features	30%

Nature of issuing Political	N/A
"Entity, if any, including in"
"the case of revenue bonds,"
underlying entity supplying
the revenue

Total Par Value of Bonds Purchased	"$460,000"

Dollar Amount of Purchases	"$459,586 "

Years of Continuous Operation	The company has been in continuous operation for
greater than 3 years.

Percentage of Offering Purchased	0.06%
by Portfolio

Percentage of Portfolio Assets
Applied to Purchase	0.19%

Name(s) of Underwriter(s) or	Credit Suisse
Dealer(s) from whom Purchased

Underwriting Syndicate Members	N/A






Name of Registrant:	SunAmerica Series Trust
Name of Portfolio:	SunAmerica Worldwide High Income
Name of Sub Advisor:	"Morgan Stanley Investment Management, Inc. "Van Kampen"



Name of Issuer  	Covalence Specialty Materials

Title of Security	Corporate Bond

Date of First Offering	02/02/2006

Principal Amount of Total Offering	"$265,000,000"

Unit Price	$100.00

Underwriting Spread or Commission	$1.75

Rating	N/A

Maturity Date	03/01/2016

Current Yield	10.25%

Total Par Value of Bonds Purchased	"$70,000 "

Dollar Amount of Purchases	"$70,000 "

Years of Continuous Operation	The company has been in continuous operation for
greater than 3 years.

Percentage of Offering Purchased	0.026%
by Portfolio

Percentage of Portfolio Assets	0.17%
Applied to Purchase

Name(s) of Underwriter(s) or	Bank of America
Dealer(s) from whom Purchased

Underwriting Syndicate Members	Morgan Stanley